 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 16, 2022

PREVENTION INSURANCE.COM
(Exact name of registrant as specified in its charter)

Nevada	000-32389	88-0126444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Floor, Prohasky Street, Port Melbourne, Australia	3207
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +61 8 8981 4037

552 Lonsdale Street, Melbourne, Australia 3000

 ______________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2022, Mr. Marino Sussich was appointed a director of the Company. Immediately thereafter, Mr. Sussich was appointed President (Chief Executive Officer), Treasurer (Chief Financial Officer) and Secretary of the Company, and simultaneously Mr. Anthony Lococo resigned in all capacities as an officer and as a director of the Company.

Mr. Susich (Age 62) is a serial entrepreneur and investor and has provided various consulting services and investments to small and medium sized companies. Mr. Sussich is the controlling shareholder of Copper Hill Assets Inc. (“Copper Hill”), which owns 85.9% of the outstanding shares of capital stock of the Company. He is the founder of Apple iSports Inc., a Delaware company which has developed an on-line gambling platform and King Lager and King Lite beer brands which have license agreements with Anheuser-Busch. He also is the Chairman and majority shareholder of ABA Resources Pty Ltd, a gold mining company located in Victoria, Australia.

At the present time, there is no agreement between the Company and Mr. Sussich with regard to his compensation as an officer and director. In addition, there was no arrangement or understanding between the newly appointed officer and director and any other person(s) pursuant to which such director was elected in such capacity. The Company has previously disclosed in its filings with the Securities and Exchange Commission, the various loans made by Copper Hill to the Company and the conversion of a portion of such loans to common stock of the Company. As stated above, Copper Hill is owned and controlled by Mr. Sussich. Except as stated and/or referenced herein, there have been no transactions since the beginning of our last fiscal year, or any currently proposed transaction, in which we were or are to be a participant, exceeding $120,000 and in which our new director had or will have a direct or indirect material interest. There are no family relationships between the new officer and director and any other director or executive officer of the Company. There is no material plan, contract or arrangement (whether or not written) to which the new director is a party or in which each party participates that is entered into or a material amendment in connection with the triggering event or any grant or award to any such covered person or modification thereto, under any such plan, contract or arrangement in connection with any such event.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREVENTION INSURANCE.COM
(Registrant)

Date: November 17, 2022	By:	/s/ Marino Sussich
Marino Sussich
Chief Executive Officer

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